Scottish Re Group Limited Announces Operating Results for the First Quarter Ended March 31, 2005


HAMILTON, Bermuda--(BUSINESS WIRE)--May 9, 2005--Scottish Re Group Limited (NYSE:SCT) today reported that net income for the quarter ended March 31, 2005 was $33.4 million, or $0.74 per diluted ordinary share, as compared to $10.1 million, or $0.27 per diluted ordinary share for the prior year period.

Net operating earnings were $26.9 million, or $0.60 per diluted ordinary share for the quarter ended March 31, 2005 as compared to $16.6 million or $0.45 per diluted ordinary share for the prior year period.

Net operating earnings is a non-GAAP measurement. We determine net operating earnings by adjusting GAAP net income by net realized capital gains and losses and the change in value of embedded derivatives as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operations of its reinsurance business. However, net operating earnings are not a substitute for net income determined in accordance with GAAP.

Total revenue for the quarter ended March 31, 2005 increased to $558.1 million from $179.2 million for the prior year period, an increase of 211%. Excluding realized gains and losses and the change in fair value of the embedded derivative, total revenue for the quarter ended March 31, 2005 increased to $549.4 million from $186.4 million for the prior year period, an increase of 195%. Total benefits and expenses increased to $524.7 million for the quarter ended March 31, 2005 from $167.9 million, an increase of 213%. The increases were principally driven by the acquisition of the ING Re individual life business and growth in the Company's reinsurance business in North America.

The Company's operating expense ratio (which is the ratio of operating expenses to total revenue excluding realized gains/losses and the change in value of embedded derivatives) for the twelve months ended March 31, 2005 was 5.5%, as compared to an operating expense ratio of 6.6% for the year ended December 31, 2004.

The Company's total assets were $10.1 billion as of March 31, 2005. The core investment portfolio, comprising fixed maturity investments, preferred stock and substantially all of the cash and cash equivalents, totaled $5.4 billion and had an average quality rating of "AA-", an effective duration of 3.5 years and a weighted average book yield of 4.3%. This compares with a portfolio balance of $4.3 billion, an average quality rating of "AA-," effective duration of 3.8 years and an average book yield of 4.2% as of December 31, 2004.

Funds withheld at interest, totaling $1.9 billion, had an average quality rating of "A", an effective duration of 5.2 years and a weighted average book yield of 5.8% at March 31, 2005. This compares with a total of $2.1 billion with an average quality rating of "A+", an effective duration of 3.9 years and an average book yield of 5.2% at December 31, 2004. Significant amounts of cash received as of December 31, 2004 in connection with the closing of the ING acquisition temporarily reduced the effective duration and average book yield, and increased the average quality rating of our funds withheld portfolio at December 31, 2004 as compared to March 31, 2005. The market value of the funds withheld at interest amounted to $1.9 billion at March 31, 2005.

"We are pleased to report net operating earnings of $0.60 this first quarter, which is the midpoint of our publicly issued guidance range," said Scott E. Willkomm, President and Chief Executive Officer of Scottish Re Group Limited . "This strong showing was driven, in large part, by the performance of our traditional life reinsurance business in the United States and the contribution of the ING acquisition."

"According to the recently released Society of Actuaries market share statistics, we are also pleased to report that Scottish Re was ranked second in the United States in terms of inforce ordinary life reinsurance for 2004," he said. "While these market share statistics evidence the impact of the ING Re acquisition and the overall growth of the Scottish Re franchise, we must reaffirm that we are not driven by market share objectives, and remain committed to quality over quantity in building our business."

"On a trailing twelve months basis, our return on average equity - measured by dividing net operating earnings by average shareholders equity excluding the effect of FAS 115 and the change in fair value of embedded derivatives - was 11.9%, up from 11.3% for fiscal 2004," Mr. Willkomm added. "Thus, we continue to make demonstrable progress towards our 15% ROE goal."

As of March 31, 2005, the Company had approximately $1.0 trillion of life reinsurance in force covering approximately 13.5 million lives with an average benefit per life of $74,000 in our North American operations. As of March 31, 2004, we had approximately $286.0 billion of life reinsurance in force in our Life Reinsurance North America segment covering 6.9 million lives with an average benefit per life of $41,000. Mortality experience in the first quarter was slightly better than expected and on an inception to date basis, mortality experience was approximately 95% of expected levels.

The Company's book value per share was $21.75 at March 31, 2005 as compared to $21.60 per share at December 31, 2004. Including the Cypress warrants and excluding the effect of FAS 115 and the fair value of embedded derivatives our book value per share was $20.36 at March 31, 2005 compared to $19.80 at December 31, 2004.

In connection with the acquisition of ING Re, the Company raised approximately $180 million of new equity capital from the Cypress Group by issuing to Cypress on December 31, 2004 (1) 3,953,183 ordinary shares; (2) Class C Warrants to purchase 3,206,431 ordinary shares and (3) notes convertible into 2,170,896 ordinary shares. The conversion of the Class C Warrants and the convertible notes into ordinary shares was subject to shareholder and regulatory approvals. On April 7, 2005, shareholder approval was received and on May 4, 2005 all regulatory approvals were received. Accordingly, as of May 11, 2005, all common equivalents will be converted into the Company's ordinary shares resulting in the Cypress Group owning 9,330,510 of the Company's ordinary shares.

The Company's earnings conference call will be held at 11.00 am (EDT) on Tuesday, May 10, 2005. The dial-in number is 877-502-2902 or 706-679-5950 and the reservation number is 5412793. A replay of the call will be available beginning at 1:00 pm on Tuesday, May 10, 2005 and running through Tuesday, May 24, 2005. The dial-in number for the replay is 800-642-1687 or 706-645-9291 and the PIN code is 5412793. In addition, a simultaneous Web cast, as well as an on-demand replay, of the conference call will be available at the Company's Web site, http://www.scottishre.com/conferencecall.

Scottish Re Group Limited is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net worth individuals and families. Scottish Re Group Limited has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman and Windsor, England. Its operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3 (good) by Moody's and A- (strong) by Standard & Poor's, Scottish Re Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's and Scottish Re Life Corporation Limited which is rated A-(excellent) by A.M. Best. Additional information about Scottish Re can be obtained from its Web site, http://www.scottishre.com.

Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

Scottish Re Group Limited
                              Financial Highlights
(Stated in Thousands of United States Dollars, Except Per Share Data)
----------------------------------------------------------------------

                                Three months ended Three months ended
                                  March 31, 2005     March 31, 2004
                                ------------------ ------------------

Total revenue                            $558,131           $179,179

Net operating earnings(a)                  26,930             16,613
Net income                                 33,420             10,096
Net operating earnings per share
  Basic                                     $0.67              $0.47
  Diluted                                   $0.60              $0.45

Earnings per share
  Basic                                     $0.84              $0.29
  Diluted                                   $0.74              $0.27

Dividends per share                         $0.05              $0.05

Weighted average shares
  Outstanding
  Basic                                39,970,965         35,327,658
  Diluted                              45,192,171         37,230,112

(a)Excludes effect of realized gains and losses, change in value of embedded derivatives and amortization of related deferred acquisition costs.

                                    March 31, 2005 December 31, 2004
                                    --------------  -----------------
Book value per share - including
 effect of SFAS 115 and fair
 value of derivatives                      $21.75             $21.60
Book value per share - excluding
 effect of SFAS 115 and fair
 value of derivatives and
 including the Cypress warrants            $20.36             $19.80


                            Scottish Re Group Limited
                           Consolidated Balance Sheets
                 (Stated in Thousands of United States Dollars)

                                        March 31,      December 31,
                                          2005             2004
                                     --------------- ----------------

Assets
Fixed maturity investments               $4,445,745       $3,392,463
Preferred stock                             124,537          125,204
Cash and cash equivalents                   831,078          794,639
Other investments                            24,979           16,250
Funds withheld at interest                1,920,730        2,056,280
                                     --------------- ----------------
    Total investments                     7,347,069        6,384,836
Accrued interest receivable                  40,983           32,092
Reinsurance balances and risk fees
 receivable                                 492,217          470,817
Deferred acquisition costs                  491,643          417,306
Amounts recoverable from reinsurers         766,207          774,503
Present value of inforce business            60,500           62,164
Goodwill                                     34,125           34,125
Fixed assets                                 16,914           17,177
Other assets                                 44,247           21,749
Current income tax receivable                 2,553            7,712

Deferred tax benefit                         25,289           15,030
Segregated assets                           774,162          783,573
                                     --------------- ----------------
     Total assets                       $10,095,909       $9,021,084
                                     =============== ================

Liabilities
Reserves for future policy benefits      $3,537,190       $3,370,562
Interest sensitive contract
 liabilities                              3,258,276        3,181,447
Collateral finance facilities             1,050,000          200,000
Accounts payable and accrued expenses        13,708           23,337
Reinsurance balances payable                105,371          116,589
Other liabilities                            47,915           44,974
7.00% Convertible junior subordinated
 notes                                       42,005           41,282
Long term debt                              244,500          244,500
Segregated liabilities                      774,162          783,573
                                     --------------- ----------------
     Total liabilities                    9,073,127        8,006,264
                                     --------------- ----------------

Minority Interest                             9,844            9,697
Mezzanine Equity                            142,599          142,449
Shareholders' Equity
Share capital, par value $0.01 per
 share:
Issued and fully paid: 40,022,945
 ordinary shares (2004 - 39,931,145)            400              399
Additional paid- in capital                 687,024          684,719
Accumulated other comprehensive
 income                                       5,703           31,604
Retained earnings                           177,212          145,952
                                     --------------- ----------------
    Total shareholders' equity              870,339          862,674
                                     --------------- ----------------
 Total liabilities and shareholders'
  equity                                $10,095,909       $9,021,084
                                     =============== ================


                            Scottish Re Group Limited
                        Consolidated Statements of Income
                  (Stated in Thousand of United States Dollars)

                             Three months ended   Three months ended
                                March 31, 2005      March 31, 2004
                             ------------------- --------------------
Revenues
Premiums earned                        $465,249             $133,347
Investment income, net                   80,479               50,103
Fee income                                3,624                2,953
Realized gains                            3,294                1,421
Change in value of embedded
 derivatives, net                         5,485               (8,645)
                             ------------------- --------------------
     Total revenues                     558,131              179,179
                             ------------------- --------------------

Benefits and expenses
Claims and other policy
 benefits                               363,272               95,167
Interest credited to interest
 sensitive contract
 liabilities                             30,642               24,193
Acquisition costs and other
 insurance expenses, net                 93,211               32,869
Operating expenses                       24,569               12,854
Collateral finance facilities
 expense                                  7,420                    -
Interest expense                          5,594                2,777
                             ------------------- --------------------
     Total benefits and
      expenses                          524,708              167,860
                             ------------------- --------------------

Income before income taxes
 and minority interest                   33,423               11,319
Income tax benefit (expense)                368                 (874)
                             ------------------- --------------------
Income before minority
 interest                                33,791               10,445
Minority interest                          (371)                (349)
                             ------------------- --------------------
Net income                              $33,420              $10,096
                             =================== ====================


                            Scottish Re Group Limited
              Supplemental Information - Net Operating Earnings and
                              Book Value Per Share
            (Stated in Thousand of United States Dollars, Except Per
                                 Share Amounts)

                              Three months ended  Three months ended
                                March 31, 2005       March 31, 2004
                              ------------------- -------------------

Net operating earnings
----------------------
Net income                               $33,420             $10,096
Realized losses (gains) - non
 taxable companies                        (2,215)              2,121
Realized gains - taxable
 companies                                (1,079)             (3,542)
Change in value of embedded
 derivatives - non taxable
 companies                                  (326)                290
Change in value of embedded
 derivatives - taxable
 companies                                (5,159)              8,355
Taxes on realized gains/losses
 and change in value of
 embedded derivatives                      2,289                (707)

                              ------------------- -------------------
Net operating earnings                   $26,930             $16,613
                              =================== ===================

Net operating earnings per
 share
    Basic                                  $0.67               $0.47
    Diluted                                $0.60               $0.45
                              =================== ===================

Weighted average number of
 shares
  Outstanding
  Basic                               39,970,965          35,327,658
  Diluted                             45,192,171          37,230,112



                                         March 31,     December 31,
                                           2005             2004
                                      --------------- ---------------
Book Value Per Share
--------------------
Shareholders' equity                        $870,339        $862,674
Unrealized (depreciation) appreciation
 on investments, net of deferred
 acquisition costs and taxes                  10,051         (13,661)
Fair value of embedded derivatives              (322)          5,162
                                      --------------- ---------------
Total                                       $880,068        $854,175
                                      =============== ===============

Number of shares                          40,022,945      39,931,145
Shares arising on conversion of
 warrants                                  3,206,431       3,206,431
                                      --------------- ---------------
Total                                     43,229,376      43,137,576
                                      =============== ===============

Book value per share - excluding
 effect of SFAS 115 and fair value
 of embedded derivatives and
 including Cypress warrants                   $20.36         $ 19.80


                            Scottish Re Group Limited
              Supplemental Information - Segment Operating Results
                  (Stated in Thousand of United States Dollars)

Life Reinsurance North America
                                             Three months ended
                                                  March 31
                                        -----------------------------
                                             2005           2004
                                        -------------- --------------
Premiums earned                              $437,873       $105,601
Investment income, net                         77,531         47,407

Fee income                                      2,900          2,103
Realized gains                                  1,441          1,693
Change in value of embedded derivatives,
 net                                            5,485         (8,645)
                                        -------------- --------------
Total revenues                                525,230        148,159
                                        -------------- --------------

Claims and other policy benefits              344,188         75,592
Interest credited to interest sensitive
 contract liabilities                          30,642         24,193
Acquisition costs and other insurance
 expenses, net                                 89,055         29,536
Operating expenses                             11,672          4,964
Collateral finance facilities expense           6,185              -
Interest expense                                2,708            686
                                        -------------- --------------
Total benefits and expenses                   484,450        134,971
                                        -------------- --------------
Income before income taxes and minority
 interest                                      40,780         13,188
Income tax benefit (expense)                      212           (813)
                                        -------------- --------------
Income before minority interest                40,992         12,375
Minority interest                                (371)          (349)
                                        -------------- --------------
Net income                                    $40,621        $12,026
                                        ============== ==============
Net operating earnings
----------------------
Net income                                    $40,621        $12,026
Realized gains                                 (1,441)        (1,693)
Change in value of embedded derivatives,
 net                                           (5,485)         8,645
Taxes on above items                            2,246           (686)
                                        -------------- --------------
Net operating earnings                        $35,941        $18,292
                                        ============== ==============


                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                  (Stated in Thousand of United States Dollars)

Life Reinsurance International
                                             Three months ended
                                                  March 31
                                        -----------------------------
                                             2005           2004
                                        -------------- --------------
Premiums earned                               $27,376        $27,746
Investment income, net                          2,590          2,149
Realized gains (losses)                           497           (151)
                                        -------------- --------------
Total revenues                                 30,463         29,744
                                        -------------- --------------

Claims and other policy benefits               19,084         19,575
Acquisition costs and other insurance
 expenses, net                                  3,637          2,649
Operating expenses                              5,849          4,408
                                        -------------- --------------
Total benefits and expenses                    28,570         26,632
                                        -------------- --------------
Income before income taxes                      1,893          3,112
Income tax benefit (expense)                      130            (38)
                                        -------------- --------------
Net income                                     $2,023         $3,074
                                        ============== ==============
Net operating earnings
----------------------
Net income                                     $2,023         $3,074
Realized losses (gains)                          (497)           151
Taxes on realised losses (gains)                  165            (23)
                                        -------------- --------------
Net operating earnings                         $1,691         $3,202
                                        ============== ==============


                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                  (Stated in Thousand of United States Dollars)

Corporate & Other
                                             Three months ended
                                                  March 31
                                        -----------------------------
                                             2005           2004
                                        -------------- --------------
Investment income, net                           $358           $547
Fee income                                        724            850
Realized gains (losses)                         1,356           (121)
                                        -------------- --------------
Total revenues                                  2,438          1,276
                                        -------------- --------------

Acquisition costs and other insurance
 expenses, net                                    519            684
Operating expenses                              7,048          3,482
Collateral finance facilities expense           1,235              -
Interest expense                                2,886          2,091
                                        -------------- --------------
Total benefits and expenses                    11,688          6,257
                                        -------------- --------------
Loss before income taxes                       (9,250)        (4,981)
Income tax benefit (expense)                       26            (23)
Net income (loss)                             $(9,224)       $(5,004)
                                        ============== ==============
Net operating loss
------------------
Net income (loss)                             $(9,224)       $(5,004)
Realized losses (gains)                        (1,356)           121
Taxes on realised losses (gains)                 (122)             2
                                        -------------- --------------

Net operating loss                           $(10,702)       $(4,881)
                                        ============== ==============


                            Scottish Re Group Limited
            Supplemental Information - Statement of Income - Business
                                Acquired from ING
                  (Stated in Thousand of United States Dollars)

                                                   Three months ended
                                                     March 31, 2005
                                                   ------------------
Premiums earned                                             $288,231
Investment income, net                                        17,509
Realized gains                                                 1,900
Change in value of embedded derivatives, net                   4,386
                                                   ------------------
Total revenues                                               312,026
                                                   ------------------

Claims and other policy benefits                             229,488
Acquisition costs and other insurance expenses, net           58,484
Operating expenses                                             5,173
                                                   ------------------
Total benefits and expenses                                  293,145
                                                   ------------------
Income before income taxes and minority interest             $18,881
                                                   ==================

    CONTACT: Scottish Re Group Limited , Hamilton
             Scott E. Willkomm, 441-298-4364
             scott.willkomm@scottishre.com

    SOURCE: Scottish Re Group Limited